EXHIBIT 16.1

[KPMG LLP Letterhead]

July 14, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are currently independent registered public accountants for Timeline, Inc. and, under the date of May 9, 2004, we reported on the consolidated financial statements of Timeline, Inc. as of and for the years ended March 31, 2004 and 2003.  On June 29, 2004, we were notified that the auditor-client relationship with KPMG LLP will cease upon completion and filing of Timeline, Inc.’s proxy statement for the year ended March 31, 2004.  We have read Timeline, Inc.’s statements included in Item 4 of its Form 8-K dated June 29, 2004, and we agree with such statements, (except that we are not in a position to agree or disagree with the statements made in the first, third or eighth paragraphs of Item 4.)

Very truly yours,

/s/ KPMG LLP